Exhibit 23.1


          CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Board of Directors
Seneca Foods Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seneca Foods Corporation of our report dated June 10, 2005, with respect to the consolidated financial statements of Seneca Foods Corporation, included in the 2005 Annual Report to Shareholders of Seneca Foods Corporation.

Our audits also included the financial statement schedules for the fiscal years ended March 31, 2005 and 2004 of Seneca Foods Corporation listed in Item 15(A)(2). These schedules are the responsibility of Seneca Foods Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is June 10, 2005, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

(1) Registration Statement (Form S-3/A No. 333-120982) of Seneca Foods Corporation,
(2) Post-Effective Amendment No. 1 of Registration Statement (Form
    S-8 No. 333-12365) pertaining to the Seneca Foods Corporation Employees' Savings Plan, and
(3) Registration Statement (Form S-8 No. 333-114097) pertaining to the Seneca Foods, L.L.C. 401(k) Retirement Savings Plan;

of our report dated June 10, 2005, with respect to the consolidated financial statements of Seneca Foods Corporation incorporated herein by reference, our report dated June 10, 2005, with respect to Seneca Foods Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Seneca Foods Corporation, included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Seneca Foods Corporation included in this Annual Report (Form 10-K) of Seneca Foods Corporation.

                                          /s/Ernst & Young LLP


Buffalo, New York
June 14, 2005